EXHIBIT 23
ARRIS GROUP, INC.
EMPLOYEE SAVINGS PLAN
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-68018) pertaining to the ARRIS Group, Inc. Employee Savings Plan of our report dated June 29, 2011, with respect to the financial statements and schedule of assets (held at end of year) of the ARRIS Group, Inc. Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP
Atlanta, Georgia
June 29, 2011

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